CONSULTING AGREEMENT


    THIS AGREEMENT, effective June 9, 1995, by and between Smith
    Corona Corporation incorporated in Delaware with offices at 65 Locust Avenue, New Canaan, Connecticut, U.S.A.

    AND Manfred J. Eckhardt, residing at Scarborough Manor, P.O.
    Box 271, Scarborough, New York  10510 (Consultant).

    WHEREAS, Consultant has developed substantial knowledge and experience in Treasury, Accounting, Risk Management and Cash
    Management operations, and

    WHEREAS, Smith Corona desires to receive the benefit of Consultant's knowledge, experience and ability, and to retain the services of Consultant, and

    WHEREAS, Consultant desires to perform consulting services on behalf of Smith Corona.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises hereinafter set forth, the parties agree as follows:

    1)     Consulting Services
      Consultant agrees to make himself available for advising and consulting with Smith Corona as mutually agreed.

    2)     Compensation
      A) As full compensation for the services performed under this agreement, Smith Corona shall pay Consultant a retainer of $10,000. Consultant shall invoice Smith Corona at the rate of $125.00 per hour for professional services rendered to Smith Corona. At the termination of the Agreement, Consultant shall remit to Smith Corona the unbilled portion of the retainer.

           Consultant shall receive a minimum of five hours pay for each day his services are required. Consultant acknowledges that Smith Corona will not provide or pay for any fringe benefits, holidays or vacation. Consultant further acknowledges that Smith Corona will not provide or pay for expenses or travel time, time for travel between Consultant's home or office and Smith Corona's New Canaan headquarters, but will pay for travel time and expenses for all other required travel.

      B) Smith Corona will reimburse Consultant for all reasonable and necessary expenses including travel expenses incurred by Consultant in performance of the services rendered under this agreement. No payment for expenses will be made for expenses incurred without authorization in advance by Robert Van Buren or his designate, on behalf of Smith Corona.

    3)     Place of Performance
      Consultant shall perform services covered by this agreement at such place or places as may be designed by Smith
    Corona during the terms of this agreement.

    4)     Duration of Agreement
      This agreement may be terminated by either party by providing thirty (30) days written notice.

    5)     Confidential Information
      All information compiled, including written reports made by Consultant as a result of this agreement shall be considered the confidential and proprietary information of Smith Corona. Consultant agrees to take precautions to safeguard and treat all information disclosed by Smith Corona as confidential. Consultant further agrees that he will not at any time during the term of this agreement or thereafter, communicate, divulge or disclose, for his own use or for the use of others, this information or any other information of a secret, confidential or proprietary character which Consultant has or may acquire from Smith Corona, its affiliates or its employees until such time as such information becomes known to others through no act of Consultant.

    6)     Right to Perform
      Consultant represents that he is free, as a self-employed independent contractor, to perform the services called for hereby in the area defined and limited in accordance with the terms of this agreement. Consultant agrees to pay all income, social security and other taxes which may become due as a result of being compensated pursuant to this agreement.

    7)     Construction of Agreement
      This agreement encompasses the full understanding of the parties and this agreement shall not be modified except by written agreement signed by the parties. This agreement shall be governed and interpreted under the laws of the State of Connecticut, U.S.A.

    8)     Non-Competing Consulting
      Consultant acknowledges that Smith Corona will disclose highly sensitive and confidential information to him during the term of the agreement. Consultant hereby agrees that he will not at any time during the term of the agreement or for a period of one year after termination of the agreement howsoever effective, consult with, advise, counsel or accept a position as an employee with any competitor of Smith Corona.

    IN WITNESS WHEREOF, the parties have set their hand to duplicates of this agreement.


                               Smith Corona Corporation
                               By